Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Micromet, Inc. and the related Prospectus of our report dated March 13, 2008, with respect to the consolidated financial statements of Micromet, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH WPG

Ernst & Young GmbH WPG formerly known as
Ernst & Young AG WPG and
Ernst & Young Deutsche
Allgemeine Treuhand AG WPG
Munich, Germany
July 30, 2009